Exhibit 99.1
Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

- Increases Gross Margin 210 Basis Points to 30.7% for the Third Quarter of 2014 -
- Grows Operating Income 25% over the Third Quarter of 2013 -
SANTA ANA, CA – November 6, 2014– Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and nine months ended September 30, 2014.
Paul Arling, UEI's Chairman and CEO, stated: “Our third quarter 2014 performance reflects our ability to capture share in the markets we serve. We continue to gain traction within the smart device channel as some of the world’s largest companies around the globe select our advanced device control technology and software. Our QuickSet® and Control Plus™ solutions are becoming the standard for powering the simple and almost effortless setup and programming of a control device. By introducing next generation solutions such as these, leveraging our core technologies and world-renowned device code database and maintaining our commitment to customer-focused innovation, we are working to ensure our success in the global control technology market for years to come.”
Adjusted Pro Forma Financial Results for the Three Months Ended September 30: 2014 Compared to 2013

•	Net sales were $147.8 million, compared to $142.4 million.

•	Business Category revenue was $135.2 million, compared to $129.7 million. The Business Category contributed 91.5% of total net sales, compared to 91.1%.

•	Consumer Category revenue was $12.6 million, compared to $12.7 million. The Consumer Category contributed 8.5% of total net sales, compared to 8.9%.

•	Gross margins were 30.7%, compared to 28.6%.

•	Operating expenses were $28.9 million, compared to $27.6 million.

•	Operating income was $16.4 million, compared to $13.2 million.

•	Net income was $12.9 million, or $0.80 per diluted share, compared to $10.7 million, or $0.68 per diluted share.

•	At September 30, 2014, cash and cash equivalents was $99.0 million.
Adjusted Pro Forma Financial Results for the Nine Months Ended September 30: 2014 Compared to 2013

•	Net sales were $423.9 million, compared to $393.2 million.

•	Gross margins were 29.7%, compared to 28.4%.

•	Operating expenses were $86.3 million, compared to $79.6 million.

•	Operating income was $39.7 million, compared to $32.0 million.

•	Net income was $29.8 million, or $1.85 per diluted share, compared to $23.6 million, or $1.53 per diluted share.
Financial Outlook
For the fourth quarter of 2014, the company expects net sales to range between $134.0 million and $142.0 million, compared to $136.1 million in the fourth quarter of 2013. Adjusted pro forma earnings per diluted share for the fourth quarter of 2014 are expected to range from $0.59 to $0.69, compared to adjusted pro forma earnings per diluted share of $0.55 in the fourth quarter of 2013, which has been adjusted to reflect the exclusion of stock-based compensation expense.
Bryan Hackworth, UEI’s CFO, stated: “Over the past couple of years, we have stated the long-term profile of our business is one with approximately 5% to 10% average annual revenue growth and with approximately 10% to 15% average annual earnings growth. However, given our success in embedding our technology in multiple smart devices via pure licensing arrangements and/or embedded chip sales, our gross and operating margins have expanded. As a result, our profile has changed and we believe we can continue to grow our top line by an average of 5% to 10%, but we expect our earnings will grow by an average of 10% to 20% annually.”
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, November 6, 2014 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its third quarter 2014 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414 and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 22183829. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 22183829.
Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The Non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions. Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, employee related restructuring costs, stock-based compensation expense and certain costs incurred for years preceding the acquisition of Enson Assets Limited. Non-GAAP net income is defined as net income from operations excluding the aforementioned items and the related tax effects as well as additional reserves recorded resulting from a tax audit in Hong Kong for years preceding our acquisition of Enson Assets Limited. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company's broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, visit our website at www.uei.com.
Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the company due to the continued strength across its entire business and expansion of its share of the markets it serves, including its core business and smart device channel (such as phones, tablets, TVs, IPTV devices, game consoles, and wearables); the continued innovation of next-generation solutions that are accepted by its customers and end users; the continuation of benefits the company has experienced and anticipate due to the licensing of the company's technologies and patents, such as the company's QuickSet and Control Plus technologies; the benefits anticipated by management from leveraging the company's core technologies and device code database; the continued adoption and selection of the company's technologies and products by the world's largest companies in the home entertainment industries; and the other factors described in the company's filings with the U.S. Securities and Exchange Commission. The actual results the company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$98,964	$76,174
Accounts receivable, net	105,920	95,408
Inventories, net	92,341	96,309
Prepaid expenses and other current assets	4,548	4,395
Income tax receivable	16	13
Deferred income taxes	6,158	6,167
Total current assets	307,947	278,466
Property, plant, and equipment, net	76,682	75,570
Goodwill	30,794	31,000
Intangible assets, net	25,164	26,963
Deferred income taxes	5,567	6,455
Other assets	5,442	5,279
Total assets	$451,596	$423,733
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,885	$58,498
Line of credit	—	—
Accrued compensation	38,002	38,317
Accrued sales discounts, rebates and royalties	7,495	8,539
Accrued income taxes	1,922	3,032
Deferred income taxes	151	303
Other accrued expenses	12,466	11,229
Total current liabilities	129,921	119,918
Long-term liabilities:
Deferred income taxes	10,084	9,887
Income tax payable	606	606
Other long-term liabilities	1,971	2,052
Total liabilities	142,582	132,463
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 22,788,604 and 22,344,121 shares issued on September 30, 2014 and December 31, 2013, respectively	228	223
Paid-in capital	213,373	199,513
Accumulated other comprehensive income (loss)	(1,797)	2,982
Retained earnings	217,164	193,532
	428,968	396,250
Less cost of common stock in treasury, 6,992,446 and 6,639,497 shares on September 30, 2014 and December 31, 2013, respectively	(119,954)	(104,980)
Total stockholders’ equity	309,014	291,270
Total liabilities and stockholders’ equity	$451,596	$423,733

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$147,780	$142,389	$423,940	$393,220
Cost of sales	102,665	101,940	298,721	282,386
Gross profit	45,115	40,449	125,219	110,834
Research and development expenses	4,210	4,182	12,606	12,463
Selling, general and administrative expenses	27,120	25,796	81,164	74,029
Operating income	13,785	10,471	31,449	24,342
Interest income (expense), net	66	47	(21)	60
Other income (expense), net	(655)	(717)	(1,338)	(2,897)
Income before provision for income taxes	13,196	9,801	30,090	21,505
Provision for income taxes	2,325	1,178	6,458	4,095
Net income	$10,871	$8,623	$23,632	$17,410
Earnings per share:
Basic	$0.69	$0.56	$1.50	$1.15
Diluted	$0.68	$0.55	$1.46	$1.13
Shares used in computing earnings per share:
Basic	15,723	15,324	15,764	15,129
Diluted	16,103	15,743	16,135	15,462

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash provided by operating activities:
Net income	$23,632	$17,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,445	13,387
Provision for doubtful accounts	16	140
Provision for inventory write-downs	2,385	1,988
Deferred income taxes	777	127
Tax benefit from exercise of stock options and vested restricted stock	2,141	1,040
Excess tax benefit from stock-based compensation	(2,124)	(1,011)
Shares issued for employee benefit plan	703	598
Stock-based compensation	4,831	3,950
Changes in operating assets and liabilities:
Accounts receivable	(13,988)	(12,734)
Inventories	(577)	(20,701)
Prepaid expenses and other assets	(403)	352
Accounts payable and accrued expenses	13,647	(3,015)
Accrued income taxes	(1,138)	(729)
Net cash provided by operating activities	43,347	802
Cash used for investing activities:
Acquisition of property, plant, and equipment	(12,480)	(7,978)
Acquisition of intangible assets	(1,374)	(978)
Net cash used for investing activities	(13,854)	(8,956)
Cash provided by (used for) financing activities:
Issuance of debt	—	19,500
Payment of debt	—	(19,500)
Proceeds from stock options exercised	6,400	8,487
Treasury stock purchased	(15,184)	(3,153)
Excess tax benefit from stock-based compensation	2,124	1,011
Net cash provided by (used for) financing activities	(6,660)	6,345
Effect of exchange rate changes on cash	(43)	1,818
Net increase (decrease) in cash and cash equivalents	22,790	9
Cash and cash equivalents at beginning of year	76,174	44,593
Cash and cash equivalents at end of period	$98,964	$44,602

Supplemental Cash Flow Information:
Income taxes paid	$4,091	$3,319
Interest paid	$—	$44

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands, except share-related data)
(Unaudited)

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$147,780	$—	$147,780	$142,389	$—	$142,389
Cost of sales (1)	102,665	(236)	102,429	101,940	(277)	101,663
Gross profit	45,115	236	45,351	40,449	277	40,726
Research and development expenses (2)	4,210	(60)	4,150	4,182	(54)	4,128
Selling, general and administrative expenses (3)	27,120	(2,332)	24,788	25,796	(2,368)	23,428
Operating income	13,785	2,628	16,413	10,471	2,699	13,170
Interest income (expense), net	66	—	66	47	—	47
Other income (expense), net	(655)	—	(655)	(717)	—	(717)
Income before provision for income taxes	13,196	2,628	15,824	9,801	2,699	12,500
Provision for income taxes (4)	2,325	649	2,974	1,178	631	1,809
Net income	$10,871	$1,979	$12,850	$8,623	$2,068	$10,691
Earnings per share diluted	$0.68	$0.12	$0.80	$0.55	$0.13	$0.68

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$423,940	$—	$423,940	$393,220	$—	$393,220
Cost of sales (5)	298,721	(707)	298,014	282,386	(831)	281,555
Gross profit	125,219	707	125,926	110,834	831	111,665
Research and development expenses (6)	12,606	(261)	12,345	12,463	(166)	12,297
Selling, general and administrative expenses (7)	81,164	(7,234)	73,930	74,029	(6,704)	67,325
Operating income	31,449	8,202	39,651	24,342	7,701	32,043
Interest income (expense), net	(21)	—	(21)	60	—	60
Other income (expense), net	(1,338)	—	(1,338)	(2,897)	—	(2,897)
Income before provision for income taxes	30,090	8,202	38,292	21,505	7,701	29,206
Provision for income taxes (8)	6,458	1,995	8,453	4,095	1,473	5,568
Net income	$23,632	$6,207	$29,839	$17,410	$6,228	$23,638
Earnings per share diluted	$1.46	$0.38	$1.85	$1.13	$0.40	$1.53

(1)
To reflect depreciation expense of $0.2 million and $0.3 million for the three months ended September 30, 2014 and 2013, respectively, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(2)	To reflect stock-based compensation expense for the three months ended September 30, 2014 and 2013.

(3)
To reflect amortization expense of $0.7 million for each of the three months ended September 30, 2014 and 2013 related to intangible assets acquired as part of acquisitions. In addition, to reflect stock-based compensation expense of $1.5 million and $1.3 million for the three months ended September 30, 2014 and 2013, respectively. Also, to reflect other employee related restructuring costs of $0.1 million for the three months ended September 30, 2014. In the third quarter of 2013, there were $0.3 million of additional costs incurred relating to the settlement of a software audit for infringements that occurred prior to the acquisition of Enson Assets Limited.

(4)	To reflect the tax effect of the adjustments.

(5)
To reflect depreciation expense of $0.7 million and $0.8 million for the nine months ended September 30, 2014 and 2013, respectively, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(6)	To reflect stock-based compensation expense for the nine months ended September 30, 2014 and 2013.

(7)
To reflect amortization expense of $2.2 million for each of the nine months ended September 30, 2014 and 2013 related to intangible assets acquired as part of acquisitions. In addition, to reflect stock-based compensation expense of $4.6 million and $3.8 million for the nine months ended September 30, 2014 and 2013, respectively. Also, to reflect other employee related restructuring costs of $0.4 million for each of the nine months ended September 30, 2014 and 2013. For the nine months ended September 30, 2013, there were $0.3 million of additional costs incurred relating to the settlement of a software audit for infringements that occurred prior to the acquisition of Enson Assets Limited.

(8)
To reflect the tax effect of the adjustments. In addition, the nine months ended September 30, 2013 also includes $0.4 million of additional tax reserves recorded resulting from a tax audit in Hong Kong for years preceding our acquisition of Enson Assets Limited.